Exhibit 24.1

                         ARTHUR ANDERSEN LLP




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 17, 1995 incorporated by reference and included in the Northeast Utilities Form 10-K for the year ended December 31, 1994 and dated May 26, 1995 included in the Northeast Utilities Service Company Supplemental Retirement and Savings Plan Form 11-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                                   /s/Arthur Andersen LLP


Hartford, Connecticut
September 25, 1995